Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Nos. 333-186817, 333-139351, 333-106897, 333-69252, 333-70245, 333-29843, and 333-267024) on Form S-8 of our report dated June 18, 2024 appearing in the annual report on Form 11-K of SPX Retirement Savings and Stock Ownership Plan as of December 31, 2024 and 2023 and for the year ended December 31, 2024.

/s/ Plante & Moran, PLLC

Clinton Township, Michigan
June 26, 2025